                                                                     EXHIBIT 5.1


                       O'SULLIVAN GRAEV & KARABELL, LLP
                             30 Rockefeller Plaza
                           New York, New York 10112

                                 May 13, 1997




Excelsior Private Equity Fund II, Inc.
114 West 47th Street
New York, New York  10036-1532

                         150,000 Shares of Common Stock,
                  par value $.01 per share (the "Common Stock")

Ladies and Gentlemen:

                  We have acted as counsel to Excelsior Private Equity Fund II, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement of the Company on Form N-2, as amended (File No. 333-23811) (as so amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth below including, without limitation, (i) the Registration Statement, (ii) the Articles of Incorporation of the Company, as amended through the date hereof, (iii) the By-laws of the Company, as amended through the date hereof and (iv) resolutions adopted by the Board of Directors of the Company by unanimous written consent in lieu of a meeting dated March 20, 1997. As to certain questions of fact material to the opinions contained herein, we have relied upon certificates or statements of officers of the Company and certificates of public officials.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

                  Based upon the foregoing, we are of the opinion as follows:

                  1. The Company is a validly existing corporation under the laws of the State of Maryland.

                  2. The Common Stock has been duly authorized and, when issued as contemplated by the Registration Statement will be validly issued.

                  Members of our firm are admitted to the Bar of the State of New York and, as such, do not purport to be experts on the laws other than the laws of the State of New York and the federal laws of the United States. As to matters of Maryland law, we have relied with your consent on the opinion of Miles & Stockbridge, a Professional Corporation, dated today, and attached hereto as Appendix A, and incorporate herein the assumptions and limitations contained therein.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                         Very truly yours,



                                         /s/ O'SULLIVAN GRAEV & KARABELL, LLP

                                                                Appendix A

                             MILES & STOCKBRIDGE
                          A Professional Corporation
                               10 Light Street
                          Baltimore, Maryland 21202



                                                                    May 13, 1997



Excelsior Private Equity Fund II, Inc.
114 West 47th Street
New York, New York 10036-1532

Ladies and Gentlemen:

        We have acted as special Maryland counsel to Excelsior Private Equity Fund II, Inc., a Maryland corporation (the "Company"), in connection with the Company's filing with the Securities and Exchange Commission (the "Commission") of its Registration Statement on Form N-2 (File No. 333-23811) (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), with respect to 150,000 Shares of the Company's common stock, par value $.01 per share (the "Common Stock").

        We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of giving the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

        Based on the foregoing, we are of the opinion that:

        1. The Company is a validly existing corporation under the laws of the State of Maryland.

        2. The Common Stock has been duly authorized and, when issued as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

        Principals of our firm are admitted to the bar of the State of Maryland and we express no opinion as to the laws of any jurisdiction other than the State of Maryland.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. We understand that O'Sullivan Graev & Karabell, LLP will rely on this opinion in giving their opinion of the same date addressed to you and we agree that they may rely on this opinion as if it were addressed to them.



                                      Very truly yours,
                                      Miles & Stockbridge,
                                        a Professional Corporation

                                      By: /s/ J.W. Thompson Webb
                                          ----------------------
                                          Principal